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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 25, 1994 included in Southwest Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.





                                   ARTHUR ANDERSEN LLP



Las Vegas, Nevada
September 21, 1994




                                  Exhibit 23.01